UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2005

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2005, Placer Sierra Bank (the “Bank”), the wholly owned subsidiary of Placer Sierra Bancshares (the “Company”), entered into a new Employment Agreement and Agreement for Severance Pay with Robert C. Campbell, Jr., which supersedes the prior employment agreement by and among the Bank, the Company and Mr. Campbell dated June 28, 2004. The new Agreement will go into effect on May 1, 2005, at which time Mr. Campbell will no longer act as President of Bank of Orange County, Division of the Bank. Mr. Campbell’s responsibilities will be assumed by Marshall V. Laitsch, who was named president of the Bank’s Southern California Division in January 2005.

Under the terms of the new Agreement, Mr. Campbell will remain in an advisory role with the Bank through July 1, 2007 and will receive annual base compensation of $250,000. The Bank will also provide for Mr. Campbell’s participation in the medical, dental, vision, life and disability insurance programs maintained by the Bank for its employees.

If the new Agreement is terminated by the Bank without cause or if there is a change in control of the Bank, then Mr. Campbell will receive:

•	a severance payment equal to his then current annual base salary for the number of months remaining in his employment term,

•	all stock options previously granted to him under stock option plans and held by him at the date of termination will be fully vested and be exercisable for two years after termination,

•	any benefits that have vested by operation of law or under any written term of a plan, which we refer to as the vested benefits, and

•	health care coverage continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, which we refer to as COBRA rights.

If the new Agreement is terminated as a result of Mr. Campbell’s disability, he will be entitled to the benefits afforded by the disability insurance coverage provided to him under the new Agreement, and vested benefits, and all other benefits provided for under the new Agreement will cease as of the date of termination except as provided by law.

If the new Agreement is terminated as a result of Mr. Campbell’s death all benefits provided for under the new Agreement will cease, except that his heirs or estate will be entitled to vested benefits and his dependants may be entitled to COBRA rights.

The new Agreement contains restrictive covenants which prohibit Mr. Campbell from (i) associating with a business that is competitive with any line of business of the Bank for which Mr. Campbell provided services during the term of his employment without the Bank’s consent and (ii) soliciting the Bank’s agents and employees during the term of his employment and for a period of one year following any termination of employment.

The new Agreement is attached hereto as Exhibit 10.1.

Section 5. Corporate Governance and Management

Item 5.02. Amendment to Bylaws

On April 19, 2005 the Board of Directors of Placer Sierra Bancshares amended Section 15 of the Company’s Bylaws to provide that in the event the Company gives less than 21 days’ notice of a meeting to shareholders, shareholders will have 10 business days to submit proposals as set forth in Section 15 of the bylaws. As originally stated, the bylaws provided that the Company give at least 70 days notice, not 21 days notice.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of Placer Sierra Bancshares as of April 19, 2005

10.1	Employment Agreement and Agreement for Severance Pay dated April 22, 2005 between Placer Sierra Bank and Robert C. Campbell, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)
Date April 22, 2005
/s/ Ronald W. Bachli
Ronald W. Bachli Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of Placer Sierra Bancshares as of April 19, 2005

10.1	Employment Agreement and Agreement for Severance Pay dated April 22, 2005 between Placer Sierra Bank and Robert C. Campbell, Jr.